Exhibit 3.4

INDENTURE

Dated as of [        ] [   ], 2025

among

Terra Property Trust, Inc., as Issuer,

and

U.S. Bank Trust Company, National Association,

as Trustee and as Collateral Agent

[   ]% SENIOR SECURED NOTES DUE 20[   ]

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture*

Trust Indenture Act Section	Indenture Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03, 7.10
311(a)	7.12
(b)	7.12
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06;12.02
(d)	7.06
314(a)	4.03;13.09
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	13.09
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.13
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.02, 6.04
(a)(2)	N.A.
(b)	6.14; 1.05(e)
317(a)(1)	6.07
(a)(2)	6.11
(b)	2.04
318(a)	1.03, 12.01
(b)	N.A.
(c)	1.03, 12.01

N.A. means not applicable.

*            This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Table of contents

Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

ARTICLE II

THE NOTES

ARTICLE III

REDEMPTION

ARTICLE IV

COVENANTS

SECTION 4.01.	Payment of Notes	30
SECTION 4.02.	Maintenance of Office or Agency	30

-i-

Page

SECTION 4.03.	Reports by the Issuer	30
SECTION 4.04.	[Reserved]	31
SECTION 4.05.	Issuer Existence	31
SECTION 4.06.	Limitation on Dividends and Repurchases of Capital Interests	31
SECTION 4.07.	Limitation on Debt	31

ARTICLE V

SUCCESSORS

SECTION 5.01.	Merger, Consolidation or Sale of All or Substantially All Assets	31
SECTION 5.02.	Successor Person Substituted	32

ARTICLE VI

DEFAULTS AND REMEDIES

ARTICLE VII

TRUSTEE

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Page

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

ARTICLE X

GUARANTEES

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.01.	Satisfaction and Discharge	53
SECTION 11.02.	Application of Trust Money	53

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.	Trust Indenture Act Controls	54
SECTION 12.02.	Notices	54
SECTION 12.03.	Communication by Holders with Other Holders	55
SECTION 12.04.	Certificate and Opinion as to Conditions Precedent	55
SECTION 12.05.	Statements Required in Certificate or Opinion	55

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Page

SECTION 12.06.	Rules by Trustee and Agents	56
SECTION 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	56
SECTION 12.08.	Governing Law	56
SECTION 12.09.	Waiver of Jury Trial	56
SECTION 12.10.	Force Majeure	56
SECTION 12.11.	No Adverse Interpretation of Other Agreements	56
SECTION 12.12.	Successors	56
SECTION 12.13.	Severability	56
SECTION 12.14.	Counterpart Originals	57
SECTION 12.15.	Table of Contents, Headings, etc.	57
SECTION 12.16.	USA PATRIOT Act	57

ARTICLE XIII

COLLATERAL

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit C	Form of Intercreditor Agreement

-iv-

INDENTURE, dated as of [            ] [  ], 2025, among Terra Property Trust, Inc., a Delaware corporation, and U.S. Bank Trust Company, National Association, as Trustee and as Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer (as defined herein) has duly authorized the issuance of $[          ] aggregate principal amount of [    ]% Senior Secured Notes due 20[   ] (the “Initial Notes”);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture (as defined herein); and

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.

“Additional Collateral” means additional property or assets of the Issuer or any Guarantor, a security interest in which is granted from time to time to the Collateral Agent for the benefit for the Notes Secured Parties to secure the Notes.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Transfer Agent, co-transfer agent or Paying Agent or additional paying agent.

“Applicable Assets” has the meaning specified in the definition of Repurchase Agreement.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Issuer.

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Business Day” means each day which is not a Legal Holiday.

“Capital Interests” means, as to any Person, any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that as of December 1, 2018 would have been required to have been capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP as of such date; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of this definition, “GAAP” refers to GAAP applicable to public companies as of December 1, 2018.

“Cash Equivalents” means any of the following investments: (i) securities issued or directly and fully guaranteed or insured by the United States, Canada or a member state of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada or such member state is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above or clause (iv) below entered into with any Eligible Bank or securities dealers of recognized national standing; (iv) direct obligations issued by any state, province or territory of the United States or Canada or any political subdivision or public instrumentality thereof, provided that such investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 or P-2 (or long term ratings of at least A3 or A-) from either S&P or Moody’s, or with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or equivalent ratings by any other nationally recognized rating agency); (v) commercial paper of any Person other than an affiliate of the Issuer and other than structured investment vehicles, provided that such investments have a rating permissible under clause (iv) above and mature within 270 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank; (vii) demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation; (viii) in the case of a Subsidiary that conducts business outside of the United States, demand deposits and time deposits that (a) are denominated in the currency of a country that is a member of the Organisation for Economic Co-operation and Development (“OECD”) or the currency of the country in which such Subsidiary is organized or conducts business and (b) are consistent with the Issuer’s investment policy as in effect from time to time, provided that, in the case of time deposits, such investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such time deposits is one year or less from the respective dates of acquisition; (ix) money market funds (and shares of investment companies that are registered under the 1940 Act) substantially all of the assets of which comprise investments of the types described in clauses (i) through (vii); (x) United States dollars, or money in other currencies received in the ordinary course of business; (xi) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (xii) fixed maturity securities that are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of investments by any Person in fixed maturity securities that are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 20% of the aggregate amount of investments in fixed maturity securities by such Person; and (xiii) instruments generally equivalent or similar to those referred to in clauses (i) through (vii) above or funds generally equivalent or similar to those referred to in clause (ix) above and comparable in credit quality and tenor to those referred to in such clauses and commonly used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by the Issuer or by any Subsidiary, all as determined in good faith by the Issuer.

“Clearstream” means Clearstream Banking, S.A., or its successor.

“Collateral” means all assets and properties, tangible or intangible, now existing or hereafter acquired that are subject or purported to be subject to a Lien in favor of the Collateral Agent to secure the Obligations under the Notes, the Guarantees, this Indenture and the Security Documents.

“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as “Collateral Agent” under this Indenture and the Security Documents and any successor or replacement thereto in such capacity.

“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (a) Total Collateral Value as of such date to (b) the Covered Debt Amount on such date.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Covered Debt Amount” means, as of any date of determination, the sum of the aggregate outstanding principal amount of any Notes plus the aggregate outstanding principal amount of any other Series of Pari Passu Obligations.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Issuer, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonable and customary for such Debt under then-prevailing market terms for such Debt) with respect to any Securitization Debt permitted (or not prohibited) by this Indenture.

“Debt” means, with respect to any Person on any date of determination (without duplication): (i) the principal of indebtedness of such Person for borrowed money; (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, in each case that have been drawn and not repaid within ten Business Days (but in each case excluding letters of credit and other instruments secured by cash or Cash Equivalents or issued in respect of trade payables); (iv) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (but if such Debt is not an obligation of such Person, the amount of Debt hereunder shall in no event be in excess of the orderly liquidation value of such asset); (v) all Debt of others guaranteed by such Person, to the extent of the maximum liability under such guarantee; (vi) all payment obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto; (vii) all Capital Lease Obligations of such Person; and (viii) the redemption amount of such Person with respect to any Redeemable Capital Interest, valued at the amount of all obligations with respect to the redemption or repurchase thereof or the applicable liquidation preference.

Notwithstanding the foregoing, the term “Debt” will exclude: (a) prepaid or deferred revenue arising in the ordinary course of business; (b) any liability for federal, state, local or other taxes owed or owing to any government or other taxing authority; (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (d) contingent obligations incurred in the ordinary course of business or consistent with past practice; (e) obligations arising under or in connection with Treasury Management Agreements; (f) obligations arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (g) customary indemnification obligations; (h) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter; and (i) any earn-out obligation until such obligation becomes due and payable in accordance with its terms and has not been paid within ten (10) Business Days.

The amount of Debt of any Person at any date shall be determined as set forth above or as otherwise provided for in the Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A attached hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Direct Participant” means, with respect to the Depositary, a Person who has an account with the Depositary, Euroclear or Clearstream.

Dividend” means any of the following:

(1)	any dividend or other distribution declared and paid on the Capital Interests in the Issuer to any Person other than the Issuer or a Subsidiary of the Issuer, other than dividends or other distributions made solely in Qualified Capital Interests in the Issuer; and

(2)	any payment made by the Issuer or any of its Subsidiaries to purchase, redeem, defease or otherwise acquire or retire for value any Capital Interests in the Issuer (including the conversion into, or exchange for, Debt) other than (A) any such Capital Interests owned by the Issuer or any Subsidiary and (B) any payment made solely in Qualified Capital Interests in the Issuer.

“Dollar” or “$” means the lawful money of the United States of America.

“DTC” means The Depository Trust Company.

“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof or any member state of the European Union, (ii) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $1.0 billion and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system (or any successor clearing agency).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Officer” means the Chief Financial Officer, the Treasurer or other similar financial officer of the Issuer, as applicable.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of (including pursuant to any intercompany securities lending arrangements), or creation or incurrence of any Lien on, Securitization Assets or Applicable Assets under a Repurchase Agreement by the Issuer or any Subsidiary thereof to or in favor of any Qualified Non-Recourse Subsidiary or by any Qualified Non-Recourse Subsidiary, in each case in connection with the incurrence by a Qualified Non-Recourse Subsidiary of any Asset Financing Facility, RE Financing, Securitization Debt or Qualified Non-Recourse Debt.

“GAAP” means the accounting principles generally accepted in the United States of America.

“Global Note Legend” means the legend set forth in Section 2.06(g) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend and having the “Schedule of Exchanges of Interests in the Global Note” attached thereto, deposited with the Notes Custodian and registered in the name of the Depositary or its nominee.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantor” means a Subsidiary of the Issuer, if any, that Guarantees the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holding Company” means any Person so long as the Issuer is a direct or indirect Wholly-Owned Subsidiary of such Person, and at the time the Issuer became a Subsidiary of such Person, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Settlement Date), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Settlement Date), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act as in effect on the Settlement Date), directly or indirectly, of more than 50% of the total voting power of the Voting Interests of such Person.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation. “Incurrence,” “Incurred,” and “Incurring” shall have meanings that correspond to the foregoing. A guarantee by the Issuer or a Subsidiary of Debt Incurred by the Issuer or a Subsidiary, as applicable, shall not be a separate Incurrence of Debt. For the avoidance of doubt, Debt of a Subsidiary that is assumed by the Issuer or a Subsidiary shall not be deemed to be a separate Incurrence of Debt.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Indirect Participant” means securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

“Intercreditor Agreement” means an intercreditor agreement to be entered into by the Issuer and the Collateral Agent in the event the Issuer Incurs additional Series of Pari Passu Obligations, substantially in the form of Exhibit C attached hereto.

“Interest Payment Date” means [            ] and [       ] of each year to stated maturity, beginning [ ], 2026.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, manufacturers, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice), and purchases or other acquisitions for consideration of Debt, Capital Interests or other securities issued by any other Person.

“Issue Date” means [             ] [    ], 2025.

“Issuer” means Terra Property Trust, Inc. and its successors and/or assigns.

“Issuer’s Order” means a written request or order signed on behalf of the Issuer by an Officer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue in the intervening period.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-RE Finance Assets” means (i) any commercial loans, any business loans, any SBA loans, any accounts receivable and/or direct or indirect interests therein (including, without limitation, asset backed securities, collateralized loan obligations, senior and junior notes and participation interests with respect to any of the foregoing), (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the origination, acquisition, financing, servicing or administration thereof (including servicing rights, and in each case regardless of whether or not the Issuer or any of its Subsidiaries owns or originated the applicable commercial loan, business loan, SBA loan, accounts receivable or direct or indirect interest therein) and (iii) Capital Interests in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii).

“Non-Recourse Debt” means any Debt of the Issuer or any of its Subsidiaries, consisting of any of the following:

(1)	Qualified Non-Recourse Debt;

(2)	Debt in respect of which recourse for payment is contractually limited to specific assets of the Issuer or any of its Subsidiaries whether or not encumbered by a Lien securing such Debt (other than recourse pursuant to Standard Recourse Undertakings); and

(3)	customary completion or budget guarantees provided to lenders or other financing sources in connection with any of the foregoing clauses (1) and (2) in the ordinary course of business;

provided that (x) the foregoing shall not be considered Non-Recourse Debt to the extent and for so long as a claim for payment or performance has been made at which time the obligations shall not be considered Non-Recourse Debt to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Issuer or any of its Subsidiaries (other than a Qualified Non-Recourse Subsidiary), and (y) to the extent any of the foregoing Non-Recourse Debt is supported by a guarantee provided by the Issuer or any of its Subsidiaries (other than a Qualified Non-Recourse Subsidiary) which recourse is not contractually limited to specific assets, but limited in recourse as to an amount or percentage, then such guarantee shall not be considered Non-Recourse to the extent, and only to the extent, of such amount or percentage.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means, collectively, the Initial Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Depositary) or any successor Person thereto, and shall initially be the Trustee.

“Notes Obligations” means all obligations of the Issuer under the Indenture, the Notes, and the Security Documents (including, without limitation, as to any Additional Notes).

“Notes Secured Parties” means the Trustee, the Collateral Agent and the holders from time to time of the Notes.

“Obligations” means any principal, interest, fees and expenses (including any such interest, fees and expenses accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding, whether or not such interest, fees or expenses is an allowed or allowable claim under applicable state, federal or foreign law), premium, penalties, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of any Person. Unless otherwise indicated, Officer shall refer to an Officer of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee or the Collateral Agent, as applicable. The counsel may be an employee of or counsel to the Issuer or the Trustee or the Collateral Agent, as applicable.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Pledge Agreement, dated as of the Issue Date, among the Issuer and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Preferred Interests” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Non-Recourse Debt” means Debt (including any such Debt incurred in connection with a Financing Disposition) that (i) is (x) incurred by a Qualified Non-Recourse Subsidiary to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of any new or existing property (real or personal, whether through the direct purchase of property or the Capital Interests of any Person owning such property and whether in a single acquisition or a series of related acquisitions), any undeveloped land, any RE Finance Assets, any Non-RE Finance Assets or any Securitization Assets or (y) assumed by a Qualified Non-Recourse Subsidiary and (ii) is non-recourse to the Issuer or any Subsidiary (other than a Qualified Non-Recourse Subsidiary or its Subsidiaries), except as to any Standard Recourse Undertakings.

“Qualified Non-Recourse Subsidiary” means (i) a Subsidiary that is the owner of, or has been formed or created on or after the Settlement Date in order to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of, any new or existing property or any undeveloped land, any RE Finance Assets or any Non-RE Finance Assets, (ii) any Securitization Entity, (iii) any Repo Seller and (iv) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Rating Agency” means (1) any of Moody’s, S&P and Fitch and (2) if Moody’s, S&P or Fitch ceases to rate the Notes for reasons outside of the Issuer’s control, a nationally recognized statistical rating organization selected by the Issuer as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“RE Finance Assets” means (i) any commercial or residential real estate loans and/or direct or indirect interests therein (including, without limitation, commercial or residential mortgage backed securities, collateralized loan obligations, mezzanine interests, senior and junior notes and participation interests with respect to any of the foregoing), (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the origination, acquisition, financing, servicing or administration thereof (including mortgage servicing right and Servicing Advances, and in each case regardless of whether or not the Issuer or any of its Subsidiaries owns or originated the applicable commercial or residential real estate loan or direct or indirect interest therein) and (iii) Capital Interests in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii). For the avoidance of doubt, no real estate investment shall constitute a RE Finance Asset.

“RE Financing” means any Debt or obligations principally secured directly or indirectly by, and incurred for the primary purpose of directly or indirectly funding the acquisition of, or any investment in, or otherwise financing, refinancing or capitalizing any previous acquisition of, or investment in, real estate investments and/or interests therein (including, for the avoidance of doubt, any mezzanine financing secured by Capital Interests in Subsidiaries that directly or indirectly own real estate investments).

“Record Date” for the interest payable on any applicable Interest Payment Date means the [          ] and [          ] (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed (other than in exchange for Qualified Capital Interests), is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund) (other than in exchange for Qualified Capital Interests), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security that is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Issuer to repurchase such equity security upon the occurrence of a change of control, a fundamental change or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Issuer may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.06 hereof. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Issuer and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Registration Statement” means the Form S-11 Registration Statement, dated [           ] [       ], 2025, relating to the sale of the Initial Notes.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans or other mortgage-related receivables purchased or originated by the Issuer or any Subsidiary of the Issuer in the ordinary course of business.

“REIT” means a real estate investment trust.

“REIT Subsidiary” means a Subsidiary of the Issuer that is a REIT.

“Repo Seller” has the meaning specified in the definition of Repurchase Agreement.

“Repurchase Agreement” means an agreement between the Issuer and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Issuer and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Interests, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means, collectively, servicing advances, mortgage loans, installment contracts, other loans and related assets, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (including any participation interests with respect to any of the foregoing).

“Securitization Debt” means (a) Debt of the Issuer or any of its Subsidiaries incurred pursuant to on-balance sheet securitizations and (b) any Debt consisting of advances made to the Issuer or any of its Subsidiaries based upon securities issued by a Securitization Entity pursuant to a securitization and acquired or retained by the Issuer or such Subsidiary which, in each case, is recourse solely to the assets subject to the related securitization and not to the Issuer or such Subsidiary generally (other than Securitization Repurchase Obligations).

“Securitization Entity” means (a) any Person established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (b) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (a) or for the purpose of holding Capital Interests of, or securities issued by, any related Securitization Entity, regardless of whether such Person is an issuer of securities; provided that such Person is not an obligor with respect to any Debt of the Issuer or any Subsidiary; (c) any Person established for the purpose of holding Securitization Assets and issuing Debt secured by such Securitization Assets; (d) any special purpose Subsidiary of the Issuer formed exclusively for the purpose of satisfying the requirement of Credit Enhancement Agreements (including, without limitation, any Subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Debt of such other Securitization Entity) and regardless of whether such Subsidiary is an issuer of securities, provided that such Subsidiary is not an obligor with respect to any Debt of the Issuer or any Subsidiary other than under Credit Enhancement Agreements; and (e) any other Subsidiary of the Issuer which is established for the purpose of (i) acting as sponsor for and organizing and initiating securitizations or (ii) facilitating or entering into a securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Debt of the Issuer or any Subsidiary. Whether or not a Person is a Securitization Entity shall be determined by the Issuer in good faith.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Security Documents” means the Pledge Agreement, the Intercreditor Agreement, and each other security or collateral document pursuant to which the Issuer grants liens in favor of the Collateral Agent to secure the Notes Obligations.

“Senior Secured Notes” means any senior secured Debt consisting of bonds, debentures, notes or other similar Debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement exempt from registration under the Securities Act, but excluding, in any event, (i) any such Debt that constitutes an Asset Financing Facility, RE Financing, or Qualified Non-Recourse Debt, (ii) any Standard Recourse Undertakings in respect of the foregoing, and (iii) any Debt under a credit agreement, any commercial bank or similar Debt, any recourse transfer of a financial asset or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Series” means (i) the Notes and (ii) each other issuance or incurrence of Debt that is secured on a pari passu basis by the Collateral with the Notes pursuant to the Intercreditor Agreement.

“Settlement Date” means the date of settlement of the Initial Notes pursuant to this Indenture.

“Servicing Advances” means advances made by the Issuer or any of its Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Issuer or any of its Subsidiaries otherwise advances in its capacity as servicer.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective authorized representatives or collateral agents on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral only for those Series of Pari Passu Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Standard Recourse Undertakings” means, with respect to any Non-Recourse Debt, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Issuer) made by sellers of financial assets or other Securitization Assets, including without limitation, Securitization Repurchase Obligations and other agreements and undertakings entered into or provided by the Issuer or any of its Subsidiaries that the Issuer determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with Non-Recourse Debt, and (b) such customary (as determined by the Issuer) carve-out matters for which the Issuer and/or its Subsidiaries acts as guarantor in connection with any such Non-Recourse Debt, including but not limited to gross negligence, intentional or willful misconduct, fraud, misappropriation or misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, insolvency events and non-approved transfers.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subordinated Debt” means all Debt of the Issuer and its Subsidiaries on a consolidated basis that is contractually subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person:

(1)            any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)            any partnership, joint venture, limited liability company or similar entity of which:

(a)            more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)            such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements, or any other similar transactions or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Total Collateral Value” means, as of any date of determination, the aggregate Value of the Collateral in which the Collateral Agent, for the benefit of the Notes Secured Parties, has a first-priority perfected Lien (other than Liens permitted or not prohibited by the Indenture) as of such date.

“Treasury Management Agreements” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, funds transfer, automated clearinghouse, zero balance accounts, cash pooling (including notional cash pooling), returned check, concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, commercial credit cards, merchant card services, purchase or debit cards (including noncard e-payables services), and any other deposit or operating account relationships or other treasury, cash management or similar services, and in each case including any associated lines or extensions of credit and related customary guarantees, collateral and security arrangements and other credit support.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“U.S. Government Obligations” means securities that are: (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Value” means, as of any date of determination, the net asset value reflected in the books and records of the Issuer and its Subsidiaries in accordance with GAAP (without, for the avoidance of doubt, any duplication as between the asset value of any assets held by, and any equity interest in, any particular Subsidiary).

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the board of directors or comparable body of such Person (other than securities or interests having such power only by reason of the happening of a contingency).

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares of Capital Interests of foreign Subsidiaries issued to foreign nationals as required under applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.      Other Definitions.

Term	Defined in Section

“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Initial Notes”	Recitals
“Legal Defeasance”	8.02
“Note Register”	2.03
“Par Call Date”	3.07(a)
“Paying Agent”	2.03
“Redemption Date”	3.01
“Registrar”	2.03
“Transfer Agent”	2.03

SECTION 1.03.      Conflicts with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed to be included provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes of and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.04.      Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            the words “including,” “includes” and similar words shall be deemed to be followed by without limitation;

(e)            words in the singular include the plural, and in the plural include the singular;

(f)            “will” shall be interpreted to express a command;

(g)            provisions apply to successive events and transactions;

(h)            references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i)            unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(j)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(k)            the principal amount of any Preferred Interests at any time shall be (i) the maximum liquidation value of such Preferred Interests at such time or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Interests at such time, whichever is greater;

(l)            words used herein implying any gender shall apply to both genders;

(m)            in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;

(n)            the principal amount of any non-interest bearing Debt or other discount security constituting Debt at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP; and

(o)            unless otherwise specifically indicated, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.

SECTION 1.05.      Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

ARTICLE II

THE NOTES

SECTION 2.01.      Form and Dating; Terms.

(a)            General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in minimum denominations of $25.00 and any integral multiple of $25.00 in excess of $25.00.

(b)            Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)            [Reserved].

(d)            Book-Entry Provisions. The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through the Depositary.

(e)            Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall not be redeemable, other than as provided in Article III hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders (provided that the Issuer’s ability to issue Additional Notes shall be subject to compliance with Section 4.07) and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes except that interest may accrue on the Additional Notes from their date of issuance (or such other date specified by the Issuer). Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

SECTION 2.02.      Execution and Authentication. At least one Officer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronic (in “.pdf” format) signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer’s Order (an “Authentication Order”), authenticate and deliver the Initial Notes in the aggregate principal amount or amounts specified in such Authentication Order. At any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued or increased hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer of the Trustee, a copy of which shall be furnished to the Issuer. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent for service of notes and demands.

SECTION 2.03.      Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration (the “Registrar”), (ii) an office or agency where Notes may be presented for transfer or for exchange (the “Transfer Agent”) and (iii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register (the “Note Register”) reflecting ownership of the Notes outstanding from time to time and of their transfer and exchange. Upon demand by the Issuer, the Registrar shall (at the expense of the Issuer) send a copy of the Note Register to the Issuer. The registered Holder will be treated as the owner of the Note for all purposes. Only registered Holders will have rights under this Indenture and the Notes. The Issuer may appoint one or more co-registrars, one or more co-transfer agents and one or more additional paying agents. The term “Registrar” includes any co-registrar, the term “Transfer Agent” includes any co-transfer agent and the term “Paying Agent” includes any additional paying agents. The Issuer may change any Paying Agent, Transfer Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent, Transfer Agent or Registrar.

The Issuer initially appoints the Trustee to act as the Paying Agent, Transfer Agent and Registrar.

SECTION 2.04.      Paying Agent Provisions. The Issuer shall require any Paying Agent that is not a party to this Indenture to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee for its own benefit and for the benefit of the Holders. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee for its own benefit and for the benefit of the Holders. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary or the Trustee) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee or an agent thereof shall serve as Paying Agent for the Notes.

SECTION 2.05.      Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). The Issuer shall furnish, or cause the Registrar to furnish (if the Trustee is not the Registrar), to the Trustee, in writing and at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

SECTION 2.06.      Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (A) if the Depositary notifies the Issuer that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuer within 90 days, (B) if the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days, (C) if the Issuer, at its option, notifies the Trustee that the Issuer elects to cause the issuance of Definitive Notes or (D) if an Event of Default has occurred and is continuing with respect to the Notes and the Depositary has requested the issuance of Definitive Notes. Upon the occurrence of any of the events in clauses (A) through (D) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events in (A) through (D) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)            Transfer and Exchange of Book-Entry Interests. The transfer and exchange of Book-Entry Interests shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either Section 2.06(b)(1) or 2.06(b)(2) below, as applicable:

(1)            Transfer of Book-Entry Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note.. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(1).

(2)            All Other Transfers and Exchanges of Book-Entry Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Transfer Agent (with copies to the Trustee and the Registrar) either:

both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii)            instructions given by the Depositary in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or

(B)            both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii)            instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the CUSIP or ISIN or other similar number identifying the Notes.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(c)            Transfer or Exchange of Book-Entry Interests for Definitive Notes. If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) and written notice to the Trustee, Transfer Agent and Registrar, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h)) hereof, and the Issuer will execute and, upon the receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)            Transfer and Exchange of Definitive Notes for Book-Entry Interests in the Global Notes. If any Holder of a Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Trustee, the Transfer Agent and the Registrar of a request for such an exchange or transfer, the Trustee or the Registrar will cancel the Definitive Note, and the Trustee or the Notes Custodian, acting at the direction of the Trustee, will increase or cause to be increased the aggregate principal amount of the Global Note. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous sentence at a time when a Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Definitive Notes may be transferred or exchanged in whole or in part, in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof, to Persons who take delivery thereof in the form of Definitive Notes in accordance with this Section 2.06(e). Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Notes of which registration the Issuer will be informed of by such Transfer Agent or such Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to such Transfer Agent or such Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Notes does not transfer the entire principal amount of Notes represented by any such Definitive Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Note and the Issuer (who has been informed of such cancellation) shall execute and the Trustee or the authenticating agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Notes in the appropriate principal amounts.

(f)            [Reserved].

(g)            Legend. Each Global Note issued under this Indenture, unless specifically stated otherwise in the applicable provisions of this Indenture, shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE OR THE NOTES CUSTODIAN, ACTING AT THE DIRECTION OF THE TRUSTEE, MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE, OR (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF TERRA PROPERTY TRUST, INC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(h)            Cancellation and/or Adjustment of Global Notes. At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)            No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer shall require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06 and 9.05 hereof).

(iii)            The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes to be redeemed under Section 3.03 hereof and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(iv)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vi)            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(vii)            At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02 hereof.

(viii)            All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic mail.

(ix)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)            Neither the Trustee nor any Agent shall have any responsibility or liability for the actions taken or not taken by the Depositary nor shall the Trustee or any Agent have any obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes.

(xi)            In connection with any proposed transfer outside the book-entry system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may conclusively rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

SECTION 2.07.      Replacement Notes. If either (x) any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer or (y) the Issuer and the Trustee receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, then the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.      Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it (or by the Registrar or Paying Agent at its direction), those delivered to it or the Notes Custodian for cancellation, those reductions in the interest in a Global Note effected by the Trustee (or by the Notes Custodian at its direction) in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer or a Guarantor or an Affiliate of the Issuer or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay the Notes (or portions thereof) payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.      Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer or a Guarantor or by any Affiliate of the Issuer or a Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to such pledged Notes and that the pledgee is not the Issuer or a Guarantor or any Affiliate of the Issuer or a Guarantor.

SECTION 2.10.      Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

SECTION 2.11.      Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures. Certification of the cancellation of all surrendered Notes shall be delivered to the Issuer at the Issuer’s written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.      Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes (and such nonpayment continues beyond the applicable grace period set forth in Section 6.01(2) hereof), it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of any such special record date. At least 15 days before any such special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.      CUSIP and/or ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall not be responsible or liable for the accuracy of any CUSIP number printed on any Note, notice or elsewhere and any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers; provided, further, that if any Additional Notes are not fungible with the Notes, such Additional Notes shall have a different CUSIP and/or ISIN number (or other applicable identifying number). The Issuer will as promptly as practicable notify the Trustee and each Paying Agent in writing of any change in the CUSIP and/or ISIN numbers.

ARTICLE III

REDEMPTION

SECTION 3.01.      Notices to Trustee. If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least two Business Days (unless the Trustee agrees to a shorter period) before notice of redemption is required to be delivered to Holders pursuant to Section 3.03 hereof, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the date of redemption (the “Redemption Date”), (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.      Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (i) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (ii) if the Notes are not listed on an exchange, on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with the Applicable Procedures. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor (except in the event the Redemption Date is delayed as a result of any condition precedent to the occurrence thereof not being satisfied or waived by the Issuer) more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $25.00 or less, may be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.      Notice of Redemption. The Issuer shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is (a) issued in connection with Article VIII or Article XI hereof or (b) subject to one or more conditions precedent and such Redemption Date is delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion).

The notice shall identify the Notes to be redeemed and shall state:

(a)            the Redemption Date;

(b)            the redemption price;

(c)            if any Definitive Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder upon cancellation of the original Note;

(d)            the name and address of the Paying Agent;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)            the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)            the CUSIP and ISIN number, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP or ISIN number that is listed in such notice or printed on the Notes; and

(i)            any condition to such redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be delivered, mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

If any redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption in respect thereof shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

SECTION 3.04.      Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03 hereof, subject to satisfaction of any conditions precedent relating thereto specified in the applicable notice of redemption, Notes called for redemption shall become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if delivered, mailed or caused to be mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

SECTION 3.05.      Deposit of Redemption Price.

(a)            Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that Redemption Date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)            If the Issuer complies with the provisions of the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest accrued to, but excluding, the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.      Notes Redeemed in Part. Upon surrender of a Definitive Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided, that each new Note will be in a principal amount of $25.00 and any integral multiple of $25.00 in excess of $25.00. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07.      Optional Redemption.

(a)            The Notes will not be redeemable at the Issuer’s option prior to [               ] [   ], 20[27] (the “Par Call Date”).

(b)            [Reserved].

(c)            The Notes may be redeemed in whole or in part at any time or from time to time at the Issuer’s option on or after the Par Call Date, upon not less than 10 days nor more than 60 days written notice prior to the Redemption Date, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the Redemption Date.

(d)            Notwithstanding anything to the contrary set forth in this Section 3.07, in connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent electronically in accordance with the procedures of DTC for global book-entry Notes (with a copy to the Trustee) and given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par and excluding any early tender or incentive fee in such offer) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date].

(e)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(f)            In addition to any redemption pursuant to this Section 3.07, the Issuer may at any time, and from time to time, purchase Notes in the open market, by tender offer, negotiated transaction or otherwise at different market prices, subject to compliance with applicable securities laws.

SECTION 3.08.      Mandatory Redemption. The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV

COVENANTS

SECTION 4.01.      Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Guarantor or an Affiliate of the Issuer or a Guarantor, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful and the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.      Maintenance of Office or Agency. The Issuer shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, the Registrar or the Transfer Agent) required under Section 2.03 hereof where Notes may be surrendered for registration of transfer or for exchange or presented for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, that the Trustee shall not be deemed an agent of the Issuer for service of legal process.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain such offices or agencies as required by Section 2.03 hereof for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

SECTION 4.03.      Reports by the Issuer.

(a)            The Issuer will file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b)            The Issuer will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations. The Trustee shall transmit by mail to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subparagraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

In no event shall the Trustee be obligated to determine whether or not any report, information or document shall have been filed with the SEC. Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer’s Certificates).

SECTION 4.04.      [Reserved].

SECTION 4.05.      Issuer Existence. Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

SECTION 4.06.      Limitation on Dividends and Repurchases of Capital Interests. The Issuer will not pay any Dividends in excess of 90% of the Issuer’s taxable income or purchase any shares of its outstanding Capital Interests unless, in each case, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to such Dividend or purchase of its outstanding Capital Interests, the Collateral Coverage Ratio is not less than 1.35 to 1.00.

SECTION 4.07.      Limitation on Debt. The Issuer will not Incur any additional Senior Secured Notes, unless, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to the incurrence of such Debt and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio is not less than 1.35 to 1.00.

The accrual of interest, the accretion of principal, the amortization of original issue discount or debt discount, the payment of interest on Debt in the form of additional Debt, the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or the making of a mandatory change of control offer or asset sale offer for such Debt, increases in the amount of Debt outstanding solely as a result of fluctuations in market value, exchange rates or currency values, in each case will be deemed not to be an Incurrence of Debt.

ARTICLE V

SUCCESSORS

SECTION 5.01.      Merger, Consolidation or Sale of All or Substantially All Assets.

(a)            The Issuer may not: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)            either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;

(2)            the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes pursuant to a supplemental indenture and executes joinder agreements to the Security Documents or new Security Documents providing for a pledge of its assets as Collateral for the Notes and takes all actions required by the Security Documents to perfect the Liens created by the Security Documents; and

(3)            immediately after giving pro forma effect to such transaction or series of transactions and any related financing transactions, no Default or Event of Default exists.

(b)            Notwithstanding the foregoing, this Section 5.01 will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any of the Subsidiary Guarantors (if any).

SECTION 5.02.      Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Security Documents with the same effect as if such successor had been named as the Issuer therein. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the Security Documents following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with Section 5.01 hereof, the predecessor shall be automatically released from those obligations.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01.      Events of Default. An “Event of Default,” wherever used herein, means any one of the following events:

(1)            the Issuer does not pay the principal (or premium, if any) of any Note when due;

(2)            the Issuer does not pay interest on any Note when due, and such default is not cured within 30 days;

(3)            the Issuer remains in breach of a covenant in respect of the Notes for 60 days after the Issuer receives a written notice of default stating the Issuer is in breach (which notice has been sent by either the Trustee or Holders of at least 25% of the principal amount of the Notes outstanding);

(4)            the occurrence of any of the following: (a) except as permitted by the Indenture, any Security Document or the Intercreditor Agreement (on or after the date it is executed) ceases for any reason to be fully enforceable, in each case, on any material portion of the Collateral purported to be covered thereby; (b) except as permitted by the Indenture, any Lien purported to be granted under any Security Document on any material portion of the Collateral, ceases to be a valid, enforceable and perfected Lien with the priority required by the Security Documents; or (c) the Issuer, or any Person acting on behalf of it, denies or disaffirms, in any pleading in any court of competent jurisdiction, any material obligation of the Issuer set forth in or arising under any Security Document and in the case of clauses (a) through (c) hereof, such failure or such assertion shall be continued uncured or rescinded for a period of 30 days:

(5)            the Issuer, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences proceedings to be adjudicated bankrupt or insolvent;

(ii)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)            consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)            makes a general assignment for the benefit of its creditors; or

(v)            generally is not paying its debts as they become due;

(6)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Issuer in a proceeding in which the Issuer is to be adjudicated bankrupt or insolvent;

(ii)            appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or for all or substantially all of the property of the Issuer; or

(iii)            orders the liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days;

A Default under clause (3) or (4) of this Section 6.01 will not become an Event of Default until the Trustee or the Holders of at least 25.0% in principal amount of the Notes then outstanding notify the Issuer of the Default and the Issuer does not cure such Default within the time period specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02.      Acceleration. If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01 hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in principal amount of the then total outstanding Notes by notice to the Issuer may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, the principal of, premium, if any, and interest on the Notes shall be due and payable immediately. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if a Responsible Officer of the Trustee determines that withholding notice is in the Holders’ interest. The Trustee shall have no obligation to accelerate the Notes if the Trustee in its best judgment determines that acceleration is not in the best interests of the Holders.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (5) or (6) of Section 6.01 hereof with respect to the Issuer, all outstanding Notes shall become due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under this Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction).

SECTION 6.03.      Other Remedies. If an Event of Default occurs and is continuing, the Trustee or the Collateral Agent may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or this Indenture.

The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.      Waiver of Past Defaults. Subject to Section 6.02 hereof, Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.      Control by Majority. Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. The Trustee or the Collateral Agent, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of any other Holder (provided, however, that neither the Trustee nor the Collateral Agent shall have any affirmative duty to determine whether any such direction is unduly prejudicial to the rights of any other Holder) or that would involve the Trustee or the Collateral Agent in personal liability. In the event the Trustee receives inconsistent or conflicting directions from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken or not taken.

SECTION 6.06.      Limitation on Suits. No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes (subject to the First Lien Intercreditor Agreement) unless:

(1)            such Holder has previously given the Trustee and the Collateral Agent written notice that an Event of Default is continuing;

(2)            Holders of at least 25.0% in principal amount of the total outstanding Notes have requested in writing the Trustee and/or the Collateral Agent to pursue the remedy;

(3)            Holders have offered the Trustee and/or the Collateral Agent, as applicable, security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)            the Trustee and/or the Collateral Agent, as applicable, has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)            Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee and/or the Collateral Agent, as applicable, a direction inconsistent with such written request within such 60-day period.

SECTION 6.07.      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel to the extent required to be paid under Section 7.07 hereof.

SECTION 6.08.      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.09.      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11.      Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel to the extent required to be paid under Section 7.07 hereof) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee on behalf of such Holder, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel required to be paid under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, and any other amounts required to be paid to the Trustee and the Collateral Agent under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.12.      Priorities. Subject to the terms of the Security Documents and the Intercreditor Agreement, if the Trustee, the Collateral Agent or any Agent collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

(i)            to the Trustee, the Collateral Agent, such Agent and their respective agents and attorneys for amounts due under Section 7.07 hereof and under the Security Documents and the Intercreditor Agreement, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent or such Agent and the costs and expenses of collection;

(ii)            to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)           to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.12.

SECTION 6.13.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.14 or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

SECTION 6.14.      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and premium on the Notes held by such Holder, on the respective due dates expressed in the Notes (or, in the case of a redemption, on the redemption date), or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder.

ARTICLE VII

TRUSTEE

SECTION 7.01.      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture on behalf of the Holders, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Subject to clause (a) above:

(i)        the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)        this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture, the Security Documents and the Intercreditor Agreement that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e)            The Trustee and the Collateral Agent shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee or the Collateral Agent, as applicable, indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.      Rights of Trustee.

(a)            The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)            The Trustee may retain professional advisers to assist it in performing its duties under this Indenture. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer.

(f)            None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder, including, for the avoidance of doubt, the Collateral Agent.

(j)            The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article IV. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not imply a duty to review nor shall it constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(k)            The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

(l)             The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n)            The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o)            The Trustee and the Paying Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

(p)            The Trustee shall have no obligation to act, suffer, or refrain from acting in accordance with the direction of any person or pursuant to this Indenture or the other bond documents if it believes that such compliance would involve it in violation of any Federal or state law, rule, regulation, order or other directive or any policy, including the implementation, interpretation or enforcement thereof, of any federal or state governmental entity.

(q)            Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, as determined by a court of competent jurisdiction in a final non-appealable order, conclusively rely upon an Officer’s Certificate.

(r)            Before taking any action hereunder at the request or direction of the beneficial owners or Holders, the Trustee may require that security or indemnity satisfactory to it be furnished to it for the reimbursement of its fees, costs, liabilities and all expenses (including reasonable attorneys’ fees and expenses) which it may incur and to protect it against all liability, except liability which may result from its gross negligence or willful misconduct, by reason of any action so taken. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(s)            The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(t)            Holders will make their own decisions regarding actions relevant to the trust and will not rely on the Trustee with respect to such decisions.

(u)           The Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them.

(v)           It shall not be the duty of the Trustee to see that any duties or obligations imposed herein upon the Issuer or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Issuer or such other persons to perform any act required of them by this Indenture.

(w)           The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(x)           Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer’s Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors.

SECTION 7.03.      Individual Rights of Trustee. The Trustee and the Collateral Agent, as applicable, in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee or Collateral Agent. However, in the event that the Trustee acquires any conflicting interest under the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

SECTION 7.04.      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or therein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture or such other documents other than its certificate of authentication.

SECTION 7.05.      Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.      Trustee Reports. Within 60 days after each November 1 beginning with November 1, 2026, and for so long as Notes remain outstanding, the Trustee shall deliver to each Holder a brief report dated as of November 1 in accordance with, and to the extent required under, Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). During the same time period specified above, the Trustee also shall comply with Trust Indenture Act Section 313(b), which section relates to the release or substitution of certain property from the Lien of this Indenture and advances made by the Trustee. The Trustee will also transmit by mail all reports as required by Trust Indenture Act Section 313(c). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).

SECTION 7.07.      Compensation and Indemnity. The Issuer shall pay to each of the Trustee and the Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. Such compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse each of the Trustee and the Collateral Agent promptly upon request for all reasonable and documented out-of-pocket disbursements, advances and expenses properly incurred or made by it. Such expenses shall include the reasonable and documented compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and any predecessor Trustee and the Collateral Agent and any predecessor Collateral Agent and their respective officers, directors, employees, representatives and agents, for, and hold them harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of their respective duties hereunder and under the Security Documents and Intercreditor Agreement (including the reasonable costs and expenses of enforcing this Indenture, the Security Documents or the Intercreditor Agreement against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or any other Person or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder or thereunder) (but excluding taxes imposed on such Persons in connection with compensation for such administration or performance). The Trustee or the Collateral Agent, as the case may be, shall notify the Issuer promptly of any third-party claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim, with counsel reasonably satisfactory to the Trustee and the Collateral Agent, as applicable, and each of the Trustee and the Collateral Agent shall provide reasonable cooperation at the Issuer’s expense in the defense. Each of the Trustee and the Collateral Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided that if the defendants in any such claim include both (i) the Issuer, on the one hand and (ii) the Trustee and/or the Collateral Agent on the other hand, and the Trustee and/or Collateral Agent, as relevant, shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer, or the Trustee and/or Collateral Agent has concluded that there may be any other actual or potential conflicting interests between the Issuer and the Trustee and/or Collateral Agent, the Trustee and Collateral Agent shall have the right to select separate counsel and the Issuer shall be required to pay the reasonable fees and expenses of such separate counsel. Any settlement which affects the Trustee and/or the Collateral Agent may not be entered into without the written consent of the Trustee and the Collateral Agent, unless the Trustee and the Collateral Agent are given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee and/or the Collateral Agent. Any settlement by the Trustee and/or the Collateral Agent which affects the Issuer may not be entered into without the written consent of the Issuer, unless such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Issuer.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent, as applicable.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, except for money or property held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.      Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer may remove the Trustee if:

(A)              the Trustee fails to comply with Section 7.10 hereof;

(B)              the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(C)              a custodian or public officer takes charge of the Trustee or its property; or

(D)              the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

The resigning Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

SECTION 7.09.      Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.      Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Registration Statement and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of Trust Indenture Action Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Action Section 310(b); provided, however, there will be excluded from the operation of Trust Indenture Act Section  310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) are met.

SECTION 7.11.      Intercreditor Agreement and Security Documents. By acceptance of the Notes, the Holders shall be deemed to hereby (i) authorize and direct the Trustee and the Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement (on behalf of the Collateral Agent, the Trustee and the Holders) and the Security Documents or Intercreditor Agreement in which it is named as a party, including any Security Documents executed after the Issue Date in accordance with Article XIII, in each case, including such changes from the forms, if any attached to this Indenture or any other agreements, as may be necessary or desirable (as determined by the Issuer) in connection with the execution thereof, (ii) authorize and appoint the Trustee to act as their [Authorized Representative] (as defined in the Intercreditor Agreement) and the Collateral Agent to act as their Notes Collateral Agent (as defined in the Intercreditor Agreement) under the Intercreditor Agreement, and agree that as such (x) the Trustee and the Collateral Agent will be deemed to be a party to the Intercreditor Agreement as trustee and agent for the Holders and (y) the Collateral Agent, the Trustee and the Holders will be subject to and bound by the provisions of the Intercreditor Agreement as Notes Secured Parties (as defined in the Intercreditor Agreement), (iii) accept and authorize the Collateral Agent, as Collateral Agent for itself, the Trustee and the Holders under the Security Documents and the Intercreditor Agreement, to take such action as agent on their behalf and to exercise such powers under the Security Documents and the Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof and (y) accept and acknowledge the terms of the Intercreditor Agreement applicable to them and agree to be bound by the terms thereof applicable to holders of the Notes Obligations (as defined in the Intercreditor Agreement) with all the rights and obligations of a Secured Party (as defined in the Security Documents) thereunder and bound by all the provisions thereof. It is hereby expressly acknowledged and agreed that, in taking the foregoing actions, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreement and the Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to them under this Indenture (in addition to those that may be granted to them under the terms of such other agreement or agreements).

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 hereof applied to all outstanding Notes and all obligations of the Guarantors with respect to the Guarantees upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02.      Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option under this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and have its and each Guarantor’s obligations discharged with respect to the Security Documents on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof, to have cured all then existing Events of Default and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(A)            the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(B)            the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(C)            the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Collateral Agent, and the Issuer’s obligations in connection therewith; and

(D)            this Section 8.02.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.      Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.06, and 4.07 hereof and clause (3) of Section 5.01(a) hereof and the Security Documents with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(4), 6.01(5) and 6.01(6) hereof shall not constitute Events of Default.

SECTION 8.04.      Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)            the Issuer must irrevocably deposit in trust with the Trustee, the Issuer must deposit in trust for the benefit of all Holders of the Notes a combination of cash and U.S. Government Obligations, as per the opinion of a nationally recognized firm of independent public accountants, that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

(2)            in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, there has been a change in current U.S. federal tax law or an IRS ruling that allows the Issuer to make the deposit set forth in the preceding clause (1) without causing you to be taxed on the Notes any differently than if the Issuer did not make the deposit set forth in the preceding clause (1);

(3)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, under current U.S. federal income tax law, the Issuer may make the deposit set forth in the preceding clause (1) without causing you to be taxed on the Notes any differently than if the Issuer did not make the deposit set forth in the preceding clause (1);

(4)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit and no Defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days;

(5)            [reserved];

(6)            [reserved]; and

(7)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, any Opinion of Counsel required by the immediately preceding paragraph with respect to Legal Defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

The Collateral will be released from the Lien securing the Notes as provided under Section 13.03 upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

SECTION 8.05.      Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Dollars or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.      Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.07.      Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes, the Guarantees and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.      Without Consent of Holders. Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture, any Guarantee, any Security Document, the Intercreditor Agreement or Notes without the consent of any Holder or any other party hereto:

(1)            (i) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer in this Indenture and the Notes or (ii) to comply with the covenant set forth in Article V of this Indenture;

(2)            to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power conferred upon the Issuer in the Indenture;

(3)            to add additional Events of Default;

(4)            to provide for uncertificated Notes in addition to or in place of the certificated Notes; provided that such uncertificated Notes are in registered form within the meaning of Section 163(f) of the Code;

(5)            to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(6)            to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7)            to add a Guarantor or to release a Guarantor in accordance with the terms of this Indenture;

(8)            to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform this Indenture, the Notes, the Security Documents or the Intercreditor Agreement to any provision of the “Description of Notes” in the Registration Statement to the extent that the provision in the “Description of Notes” was intended to be a nearly verbatim recitation of this Indenture, the Notes, the Security Documents or the Intercreditor Agreement which intent shall be established by an Officer’s Certificate;

(9)            to comply with any requirements of the Commission with respect to the qualification of this Indenture under the Trust Indenture Act;

(10)            to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder in any material manner;

(11)            to make, complete or confirm any grant of Lien in favor of the Collateral Agent in any property or assets, including any Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(12)            to evidence and provide for the acceptance and appointment under the Intercreditor Agreement or any Security Document of any new or successor Collateral Agent thereunder pursuant to the requirements thereof;

(13)            to enter into the Intercreditor Agreement in connection with the incurrence of any Pari Passu Obligations or to enter into additional or supplemental Security Documents or supplements to the Intercreditor Agreement or to add representatives of any holders of Pari Passu Obligations that are not the Notes; or

(14)            to add or release Collateral in accordance with the terms of this Indenture, the Security Documents and the Intercreditor Agreement.

Upon the request of the Issuer accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture or amendment to the Security Documents or Intercreditor Agreement, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 hereof (to the extent requested by the Trustee or the Collateral Agent), the Trustee and the Collateral Agent shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture or amendment to the Security Documents or the Intercreditor Agreement authorized or permitted by the terms of this Indenture, the Security Documents or the Intercreditor Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall have the right, but not be obligated to, enter into any such amended or supplemental indenture or amendment to the Security Documents or Intercreditor Agreement that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, neither an Opinion of Counsel nor an Officer’s Certificate shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor, the Trustee and the Collateral Agent of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto and any supplement to the Security Documents and the Intercreditor Agreement in connection with the same, provided that the execution thereof shall be deemed a representation by such Guarantor(s) that all conditions precedent and covenants, if any, relating to the execution of such supplemental indenture have been satisfied and the supplemental indenture and any supplement to the Security Documents and the Intercreditor Agreement in connection with the same is enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

SECTION 9.02.      With Consent of Holders. Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture and any Guarantee, the Notes, the Security Documents or the Intercreditor Agreement with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture or amendment to the Security Documents or the Intercreditor Agreement, and upon the filing with the Trustee and the Collateral Agent of evidence satisfactory to the Trustee and the Collateral Agent of the consent of the Holders as aforesaid, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 hereof, the Trustee and the Collateral Agent shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture or amendment to the Security Documents or the Intercreditor Agreement unless such amended or supplemental indenture directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or amendment to the Security Documents or the Intercreditor Agreement.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(1)            change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(2)            reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or of certain defaults thereunder and their consequences) provided for in this Indenture;

(3)            modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes;

(4)            release all or substantially all of the Collateral; or

(5)            modify any of the provisions of this Indenture described in this Section 9.02 or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

SECTION 9.03.      Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the Trust Indenture Act as then in effect.

SECTION 9.04.      Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05.      Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.      Trustee and the Collateral Agent to Sign Amendments, etc.

(a)            The Trustee and the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall receive, and shall be fully protected in relying conclusively upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, the Security Documents and the Intercreditor Agreement and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

(b)            Notwithstanding Section 9.06(a), neither an Opinion of Counsel nor an Officer’s Certificate will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE X

GUARANTEES

SECTION 10.01.      Guarantee. Subject to this Article X, each of the Guarantors, as primary obligor and not merely as a surety, hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that (a) the principal of and interest and premium, if any, on the Notes shall be punctually paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent hereunder or thereunder, including for expenses, indemnification or otherwise, shall be punctually paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same promptly. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the Obligations of the Issuer hereunder and under the Notes). Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, then any amount paid either to the Trustee, the Collateral Agent or such Holder, as applicable, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Until terminated in accordance with Section 10.06 hereof, each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor, which shall be secured by Liens on the Collateral of such Guarantor and be pari passu in right of payment with all existing and future senior Debt of such Guarantor.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without setoff, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.02.      Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.03.      Execution and Delivery. To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit B) shall be executed on behalf of such Guarantor by one of its authorized Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee of such Guarantor shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04.      Subrogation. Subject to the fifth paragraph of Section 10.01 and Section 10.02 hereof, each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

SECTION 10.05.      Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06.      Release of Guarantees. Each Guarantee by a Guarantor shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee:

(1)            upon the discharge of the Notes in accordance with this Indenture or upon covenant defeasance or legal defeasance of the Notes pursuant to the Article VIII hereof;

(2)            upon the merger, amalgamation, consolidation or division of such Guarantor with and into the Issuer or another Guarantor or upon the liquidation or winding up of such Guarantor, in each case, in compliance with or in a manner not prohibited by this Indenture;

(3)            upon any direct or indirect sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Interests of such Guarantor, after which the applicable Guarantor is no longer a Subsidiary or (ii) all or substantially all of the assets of such Guarantor (in each case, other than any sale, exchange or transfer or other disposition to the Issuer, any Guarantor and/or any Subsidiary), in each case, if such sale, exchange, issuance, disposition or transfer is made in compliance with or is not prohibited by the applicable provisions of this Indenture; or

(4)            if such Guarantor no longer holds any Collateral upon a release of a security interest therein in accordance with Section 13.03 of this Indenture.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.01.      Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when:

(1)            either (A) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of holders cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)            the Issuer has paid or caused to be paid all sums then due and payable under this Indenture by the Issuer;

(3)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be; and

(4)            the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in form reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the discharge of this Indenture and the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.

SECTION 11.02.      Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee or another entity designated by it for such purposes pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee or another entity designated by it for such purposes; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.      Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 12.02.      Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronic mail (in “.pdf” format) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Terra Property Trust, Inc.
205 West 28th Street, 12th Floor

New York, New York 10001

Attention: Vikram S. Uppal

Email: vik@mavikcapital.com

with a copy (which copy shall not constitute notice) to:

Alston & Bird LLP
90 Park Avenue
New York, NY 10016
Attention: Paul W. Hespel

Email: paul.hespel@alston.com

If to the Trustee or the Collateral Agent:

U.S. Bank Trust Company, National Association
US Bank, Global Corporate Trust, New York

100 Wall Street, Suite 600

New York, NY 10005

Attention: Corporate Trust Administrator for Terra Property Trust, Inc.

Fax: [            ]

Email: [        ]

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to the Depositary in accordance with the Applicable Procedures . If any Notes are represented by Definitive Notes, the notices to Holders of such Notes will be validly given if mailed to them at their respective addresses in the Note Register maintained by the Registrar.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; on the first date on which publication is made or electronic delivery made; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.

If the Issuer delivers or mails a notice or communication to Holders, it shall deliver or mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.      Communication by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 12.04.      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee or the Collateral Agent to take any action under this Indenture (other than as set forth in Section 9.06(b) hereof), the Security Documents or the Intercreditor Agreement, as applicable, ,the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or the Collateral Agent, as applicable:

(A)            An Officer’s Certificate in form reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 12.05 hereof), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture, the Security Documents and the Intercreditor Agreement, as applicable, relating to the proposed action have been satisfied; and

(B)            An Opinion of Counsel in form reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 12.05 hereof), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, the Security Documents or the Intercreditor Agreement, as applicable, shall include:

(A)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(B)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(C)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(D)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06.      Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Transfer Agent and Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 12.07.      No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or Subsidiaries (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, this Indenture, any supplemental indenture or any Security Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08.      Governing Law. THIS INDENTURE, THE NOTES, ANY GUARANTEE, THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENTS WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09.      Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND EACH OTHER PARTY HERETO HEREBY, AND THE HOLDERS BY THEIR ACCEPTANCE OF THE NOTES THEREBY, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10.      Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s or Collateral Agent’s technological infrastructure exceeding authorized access; it being understood that the Trustee and Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.11.      No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.      Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

SECTION 12.13.      Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.      Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture (other than the Notes) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 12.15.      Table of Contents, Headings, etc. The Table of Contents, the Reconciliation and tie and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.16.      USA PATRIOT Act. The parties hereto acknowledge that in order to help the government fight the funding of terrorism and money laundering activities, Section 326 of the USA PATRIOT Act and 31 C.F.R. § 1010.230 require all financial institutions to obtain, verify, and record information that identifies each Person establishing a relationship or opening an account with U.S. Bank Trust Company, National Association. The parties hereto agree that they will provide the Trustee and the Collateral Agent with name, address, tax identification number, if applicable, and other information that will allow the Trustee and the Collateral Agent to identify the individual or entity who is establishing the relationship, and will further provide the Trustee and the Collateral Agent with formation documents such as articles of incorporation or other identifying documents.

ARTICLE XIII

COLLATERAL

SECTION 13.01.      The Collateral.

(a)            The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Guarantees and performance of all other obligations of the Issuer and the Guarantors under this Indenture, and the Notes and the Security Documents, shall be secured by first-priority Liens and security interests, subject to Liens permitted or not prohibited by the Security Documents which the Issuer and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured pursuant to all Security Documents hereafter delivered as required or permitted by this Indenture, the Security Documents and the Intercreditor Agreement.

(b)            The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for its benefit and for the benefit of all of the Holders and the Trustee and the Collateral Agent, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement, and the Collateral Agent is hereby authorized to execute and deliver the Security Documents and the Intercreditor Agreement.

(c)            Each Holder, by its acceptance of any Notes, consents and agrees to the terms of Section 13.05 hereof, the Security Documents and the Intercreditor Agreement (including the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Security Documents and the Intercreditor Agreement in accordance therewith.

(d)            The Collateral Agent, the Trustee and each Holder, by accepting the Notes and the Guarantees, acknowledges that, as more fully set forth in the Security Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Collateral Agent, the Trustee and the Holders is subject to and qualified and limited in all respects by the Security Documents and the Intercreditor Agreement and actions that may be taken thereunder.

SECTION 13.02.      Further Assurances. Subject to the limitations set forth in the Security Documents, the Issuer and each of the Guarantors will execute, deliver and file, if applicable, any and all further documents, financing statements, agreements and instruments, and take all further action that may be reasonably required under applicable law (including the filing of continuation financing statements and amendments to financing statements), or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral.

SECTION 13.03.      Release of Collateral.

(a)            The Issuer and the Guarantors will be entitled to the release of property and other assets included in the Collateral from the Liens securing the Notes and the Guarantees under any one or more of the following circumstances:

(1) in whole, upon a satisfaction and discharge pursuant to Section 11.1 hereof or a legal defeasance or covenant defeasance pursuant to Article VIII hereof;

(2) in whole or in part, with the consent of the requisite Holders in accordance with Section 9.02 hereof, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes;

(3) in accordance with the Intercreditor Agreement; and

(4) if (a) no Event of Default shall have occurred and be continuing, and (2) the Collateral Coverage Ratio after giving effect to such release (and, if applicable, to the substantially concurrent grant of a security interest in Additional Collateral) is at least 1.35 to 1.00.

(b)            [Reserved].

(c)            [Reserved].

(d)            [Reserved].

(e)            To the extent the Collateral Agent is required or requested to take any action to effect the release of any Collateral, the Issuer and each Guarantor will furnish to the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents and this Indenture;

(i)            an Officer’s Certificate requesting such release, including a statement to the effect that all conditions precedent provided for in this Indenture and the Security Documents to such release and the action being requested have been complied with including the delivery to the Collateral Agent of all documents required under this Section 13.03(e);

(ii)            a form of such release requested to be executed and delivered by the Collateral Agent (if applicable); and

(iii)            all documents (if any) expressly required by this Indenture, the Security Documents and the Intercreditor Agreement.

Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above and in the Security Documents and delivery to the Trustee and the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel, satisfactory to each of them, that all conditions precedent required by this Indenture and the Security Documents have been complied with, the Trustee or the Collateral Agent, as applicable, shall promptly take actions reasonably requested in writing by the Issuer or the Guarantor to cause the released Collateral to be released and reconveyed to the Issuer or the applicable Guarantor.

(f)            The release of any Collateral in accordance with the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture on any remaining Collateral or affect the Lien of this Indenture or the Security Documents on any remaining Collateral pursuant to this Indenture, the Security Documents or the Intercreditor Agreement.

SECTION 13.04.      Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.

(a)            Subject to the provisions of the Security Documents and the Intercreditor Agreement, each of the Trustee or the Collateral Agent may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Security Documents and the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Subsidiaries hereunder and thereunder. Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power, but not the obligation, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee).

(b)            The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral or to ensure that the Collateral is cared for, protected, insured or has properly been encumbered (other than the exercise of reasonable care in the custody and preservation of the Collateral in its possession). Neither the Trustee nor the Collateral Agent shall have responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise. The Trustee or the Collateral Agent, as applicable, shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as applicable, in good faith.

(c)            Where any provision of this Indenture requires that any action be taken to perfect the security interest in any Collateral, the Issuer and the relevant Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(i)            written notice from the Issuer of such Collateral;

(ii)            the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents entered into on the date of this Indenture, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent; and

(iii)            such financing statements, if any, as the Issuer shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d)            Upon receipt of the foregoing, the Collateral Agent shall, upon being provided with an Officer’s Certificate and Opinion of Counsel in form and substance reasonably satisfactory to the Collateral Agent, execute and enter into or authorize the filing of any such instrument; provided that in no event shall the Collateral Agent be required to enter into any such instrument that it determines adversely affects the rights, immunities, privileges or indemnities of the Collateral Agent hereunder in a commercially unreasonable manner.

(e)            Notwithstanding the foregoing, and except as may be required by Sections 13.04(d) and 13.09, neither an Opinion of Counsel nor an Officer’s Certificate shall be required in connection with the filing by the Issuer (or an agent that has agreed to do so on behalf of the Issuer) of UCC financing statements or the joinder of any new Guarantor to the Intercreditor Agreement.

SECTION 13.05. Appointment and Authorization of U.S. Bank Trust Company, National Association as Collateral Agent.

(a)            U.S. Bank Trust Company, National Association is hereby designated and appointed as the Collateral Agent under the Security Documents, and is authorized as the Collateral Agent to execute and enter into each of the Security Documents and the Intercreditor Agreement (including joinders thereto) and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and the Intercreditor Agreement and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto. The Collateral Agent agrees to act as such on the conditions contained in this Section 13.05. The Collateral Agent shall have the privileges, powers, indemnities and immunities set forth herein and in the Security Documents in acting as such. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents or the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreement to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents or the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(b)            The Collateral Agent shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Agent shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed hereunder with due care by it. Anything in this Indenture or Security Documents notwithstanding, in no event shall the Collateral Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of such loss or damage and regardless of the form of action.

(c)            The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as otherwise provided in the Security Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(d)            The Collateral Agent shall be entitled to all the rights, protections, indemnifications, and immunities granted to the Trustee and/or the Collateral Agent under this Indenture and the Security Documents and to the benefit of every provision of the Indenture (including, without limitation, Article VII thereof) and the Security Documents relating to the conduct or affecting the liability of or affording protection to the Trustee and/or the Collateral Agent, including its right to be compensated, reimbursed and indemnified, whether or not elsewhere so provided.

SECTION 13.06. Collateral Accounts.

(a)            The Trustee and the Collateral Agent are authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.

SECTION 13.07. Resignation of Collateral Agent.

(a)            The Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed pursuant to the preceding sentence within 45 days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall, at the expense of the Issuer, be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Article XIII shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

SECTION 13.08.      [Reserved].

SECTION 13.09.      Recordings.

(a)            [Reserved].

(b)            To the extent applicable, the Issuer shall cause Trust Indenture Act Section 313(b)(1), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with.

(c)            Any release of Collateral permitted by Section 13.03 shall be deemed not to impair the Liens under this Indenture, the Pledge Agreement and the other Security Documents in contravention thereof. Any certificate or opinion required under Trust Indenture Act Section 314(d) may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuer.

[Signatures on following page]

TERRA PROPERTY TRUST, INC.

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[Form of Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP

ISIN

NOTE
representing up to $[                 ]
[           ]% Senior Secured Notes due 20[    ]

No. [ ]	$[ ]

TERRA PROPERTY TRUST, INC.

promises to pay to [              ] or registered assigns,

[the principal sum set forth on the Schedule of Exchange of Interests in the Global Note attached hereto] [the principal sum of $[        ] on [            ] [  ], 20[ ]].

Interest Payment Dates: [          ], [          ], [          ] and [         ], beginning [          ], 2026.

Record Dates: [          ], [          ], [          ] and [            ]

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

TERRA PROPERTY TRUST, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Title:	Authorized Signatory

Dated:

[Back of Note]
[            ] % Senior Secured Notes due 20[ ]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Terra Property Trust, Inc. (the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of [            ]% from [            ], 2025 until maturity. The Issuer will pay interest on this Note quarterly in arrears on [          ], [          ], [            ] and [            ] of each year, beginning [            ], 2026 or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding [          ], [          ], [            ] and [            ] (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be [            ], 2026. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments of principal of, premium, if any, and interest on the Notes will be payable at the office or agency of one or more Paying Agents maintained by the Issuer pursuant to the Indenture or, at the option of the Issuer, may be made by check mailed to the Holders at their addresses set forth in the Note Register, provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by the Depositary or a nominee of the Depositary, as the case may be, or any successor depository will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof, and (b) all payments of principal, interest and premium, if any, on the Definitive Notes will be made by wire transfer to an account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in Dollars. If a payment date is not a Business Day, payment will be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.            PAYING AGENT, TRANSFER AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association will act as the Paying Agent, Registrar and Transfer Agent. The Issuer may change any Paying Agent, Registrar or Transfer Agent without prior notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE. The Issuer issued the Notes, including this Note, under an Indenture, dated as of [            ], 2025 (the “Indenture”), among Terra Property Trust, Inc., the Trustee and Collateral Agent. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). The Notes are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            OPTIONAL REDEMPTION.

(a)            The Notes will not be redeemable at the Issuer’s option prior to [            ] [   ], 20[  ] (the “Par Call Date”).

(b)            The Notes may be redeemed in whole or in part at any time or from time to time at the Issuer’s option on or after the Par Call Date, upon not less than 10 days nor more than 60 days written notice prior to the Redemption Date, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the Redemption Date.

(c)            Notwithstanding anything to the contrary set forth in Section 3.07 of the Indenture, in connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent electronically in accordance with the procedures of DTC for global book-entry Notes (with a copy to the Trustee) and given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par and excluding any early tender or incentive fee in such offer) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

(d)            Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.            MANDATORY REDEMPTION; OFFERS TO PURCHASE.

(a)            The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.            NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, the Issuer shall deliver electronically, mail or cause to be mailed by first-class mail notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is (a)  issued in connection with Article VIII or Article XI of the Indenture or (b) subject to one or more conditions precedent and such Redemption Date is delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion).

8.            [RESERVED].

9.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $25.00 and any integral multiple of $25.00 in excess of $25.00. The transfer of Notes shall be registered and Notes may only be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not issue, exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not issue, exchange or register the transfer of any Notes during the period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.

10.            PERSONS DEEMED OWNERS. The registered Holder shall be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.

11.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees, the Notes, the Security Documents or the Intercreditor Agreement may be amended or supplemented as provided in the Indenture.

12.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes by notice to the Issuer may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes, the Guarantees or the Security Documents except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within twenty (20) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

13.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.            Security. This Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreement. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee, the Holders and the Collateral Agent pursuant to the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

15.            GOVERNING LAW. THE INDENTURE, THIS NOTE, ANY GUARANTEE, THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.            [RESERVED].

17.            CUSIP AND ISIN NUMBERS. The Issuer in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Issuer shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Terra Property Trust, Inc.

205 West 28th Street, 12th Floor

New York, New York 10001

Attention: Vikram S. Uppal

Assignment form

To assign this Note, fill in the form below.

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $           . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                         ], among [                         ] (the “Guaranteeing Subsidiary”), a Subsidiary of Terra Property Trust, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture, dated as of [         ] [   ], 2025 (the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of [     ]% Senior Secured Notes due 20[ ] (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)            Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article X thereof.

(3)            No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or Subsidiaries (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(4)            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(6)            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)            The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary. The Trustee and the Collateral Agent shall be entitled to all the rights, protections, indemnifications, and immunities granted to the Trustee and the Collateral Agent under the Indenture and the Security Documents and to the benefit of every provision of the Indenture (including, without limitation, Article VII thereof) and the Security Documents relating to the conduct or affecting the liability of or affording protection to the Trustee and/or the Collateral Agent, including its right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided.

(8)            Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee and the Collateral Agent in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT C

FORM OF INTERCREDITOR AGREEMENT

[FORM OF]

PARI PASSU INTERCREDITOR AGREEMENT

among

TERRA PROPERTY TRUST, INC.

the other Grantors party hereto,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent for the Notes Secured Parties

and

each Additional Agent from time to time party hereto

dated as of [__], 20[_]

PARI PASSU INTERCREDITOR AGREEMENT dated as of [___], 20[_] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among TERRA PROPERTY TRUST, INC., a Delaware corporation (the “Issuer”), the other Grantors (as defined below) party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), and each Additional Agent from time to time party hereto for the Additional Pari Passu Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Notes Collateral Agent (for itself and on behalf of the Notes Secured Parties) and each Additional Agent (for itself and on behalf of the Additional Pari Passu Secured Parties of the applicable Series) agree as follows:

Article I

Definitions

Section 1.01      Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Notes Indenture and the Additional Pari Passu Documents, as applicable, with the Notes Indenture controlling in the event of discrepancies, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Act of Required Pari Passu Secured Parties” means, as to any matter, a direction in writing delivered to the Applicable Collateral Agent by the holders of Pari Passu Obligations representing the Required Pari Passu Secured Parties. For purposes of this definition, votes will be determined in accordance with Section 5.20.

“Additional Agent” means the collateral agent or any other Person serving the functions of a collateral agent under any Additional Pari Passu Documents, in each case, together with its successors in such capacity.

“Additional Pari Passu Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that the Notes shall not constitute an Additional Pari Passu Debt Facility at any time.

“Additional Pari Passu Documents” means, with respect to any Series of Additional Pari Passu Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional Pari Passu Obligations.

“Additional Pari Passu Obligations” means, with respect to any Additional Pari Passu Debt Facility, (a) all principal of, and interest, fees and expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Pari Passu Debt Facility, (b) all other amounts payable to the related Additional Pari Passu Secured Parties under the related Additional Pari Passu Documents and (c) any renewals or extensions of the foregoing.

“Additional Pari Passu Secured Party” means, with respect to any Series of Additional Pari Passu Obligations, the holders of such Additional Pari Passu Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional Pari Passu Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any other Grantor under any related Additional Pari Passu Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Collateral Agent” means, with respect to any Shared Collateral, (i) prior to the Non-Controlling Collateral Agent Enforcement Date, the Collateral Agent of the Controlling Pari Passu Obligations, and (ii) from and after (x) the Discharge of the Controlling Pari Passu Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Issuer or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means each day which is not a Legal Holiday.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Obligations.

“Collateral Agent” means (i) in the case of any Notes Obligations, the Notes Collateral Agent, and (ii) in the case of any Series of Additional Pari Passu Obligations or Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Controlling Pari Passu Obligations” means the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to the Shared Collateral; provided, however, that if there are two outstanding Series of Pari Passu Obligations which have an equal outstanding principal amount, the Series of Pari Passu Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Pari Passu Secured Parties whose Collateral Agent is the Applicable Collateral Agent for such Shared Collateral; provided that so long as the Notes Collateral Agent is the Applicable Collateral Agent, Controlling Secured Parties shall mean the Required Pari Passu Secured Parties.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu Obligations, the earlier of (x) the date on which such Series of Pari Passu Obligations have been fully and finally paid in full (other than contingent indemnification obligations), whether or not as a result of enforcement, and the applicable Pari Passu Secured Parties are under no further obligation to provide financial accommodation to any of the Grantors under the applicable Secured Credit Documents and (y) the date on which such Series of Pari Passu Obligations is no longer secured by such Shared Collateral on a pari passu basis. The term “Discharged” shall have a corresponding meaning.

“Discharge of Pari Passu Obligations” means, with respect to any Series of Pari Passu Obligations, the Discharge of the applicable Pari Passu Obligations with respect to such Series of Pari Passu Obligations; provided that a Discharge of Pari Passu Obligations shall not be deemed to have occurred in connection with a Refinancing of such Pari Passu Obligations with additional Pari Passu Obligations secured by such Shared Collateral under an Additional Pari Passu Document which has been designated in writing by the applicable Collateral Agent (under Pari Passu Obligation so Refinanced) or by the Issuer, in each case, to each other Collateral Agent as a “Pari Passu Obligation” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

“Grantors” means Issuer and each other Subsidiary of Issuer which has granted a security interest pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Indenture” means the Indenture, dated as of [_______], 2025 (as amended, modified, restated, renewed, replace or supplemented from time to time, by and among the Issuer and U.S. Bank Trust Company, National Association, as trustee and collateral agent pursuant to which the Issuer issued the Notes.

“Insolvency or Liquidation Proceeding” means:

(1)            any case or proceeding commenced by or against the Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, arrangement, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership, bankruptcy or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)            any liquidation, dissolution, arrangement, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)            any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Issuer” has the meaning assigned to such term in the preamble hereto.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Additional Agent to the Applicable Collateral Agent pursuant to Section 5.13 hereto in order to establish an additional Series of Additional Pari Passu Obligations and for the applicable Persons to become Additional Pari Passu Secured Parties hereunder.

“Major Non-Controlling Collateral Agent” means, at any time, with respect to any Shared Collateral, the Collateral Agent (other than the then current Applicable Collateral Agent) of the Series of Pari Passu Obligations (excluding the Controlling Pari Passu Obligations) that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations (excluding the Controlling Pari Passu Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Applicable Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Additional Pari Passu Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and (ii) the Applicable Collateral Agent and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Additional Pari Passu Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing, (y) the Additional Pari Passu Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Pari Passu Documents and (z) such Non-Controlling Collateral Agent intends to exercise its rights and remedies in accordance with the terms of the applicable Additional Pari Passu Document, as result of the Series of Additional Pari Passu Obligations of such Non-Controlling Collateral Agent being due and payable in full; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action or exercise of its rights and or remedies with respect to a material portion of such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding and the Applicable Collateral Agent shall have sought or requested relief from or modification of the automatic stay or any other stay in such Insolvency or Liquidation Proceeding to enable commencement or pursuit of remedies with respect to the Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Passu Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes” has the meaning given to it in the Indenture.

“Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Notes Obligations” has the meaning given to it in the Indenture.

“Notes Secured Parties” has the meaning given to it in the Indenture.

“Pari Passu Obligations” means, collectively, (i) the Notes Obligations and (ii) each Series of Additional Pari Passu Obligations.

“Pari Passu Secured Parties” means (i) the Notes Secured Parties and (ii) the Additional Pari Passu Secured Parties with respect to each Series of Additional Pari Passu Obligations.

“Pari Passu Security Documents” means the “Security Documents” (as defined in the Indenture) and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of Pari Passu Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, share or other equity certificates, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of any Pari Passu Security Document.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required Pari Passu Secured Parties” means, at any time, the holders of more than 50% of the sum of (1) the outstanding principal amount of any then outstanding Pari Passu Obligations with respect to such Shared Collateral entitled to vote pursuant to the applicable Secured Credit Documents; and (2) other than in connection with the exercise of remedies, the aggregate principal amount of unfunded commitments to extend credit which, when funded, would constitute Pari Passu Obligations entitled to vote pursuant to the applicable Secured Credit Documents. For purposes of this definition, votes will be determined in accordance with the provisions of Section 5.20.

“Secured Credit Document” means (i) the Indenture, the Notes, the Guarantees (as defined in the Indenture) and each Security Document (as defined in the Indenture) and (ii) each Additional Pari Passu Document.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Notes Secured Parties (in their capacities as such) and (ii) the Additional Pari Passu Secured Parties that become subject to this Agreement from time to time that are represented by a common Collateral Agent (in its capacity as such for such Additional Pari Passu Secured Parties) and (b) with respect to any Pari Passu Obligations, each of (i) the Notes Obligations and (ii) the Additional Pari Passu Obligations incurred pursuant to any Additional Pari Passu Debt Facility or any related Additional Pari Passu Documents, which pursuant to any Joinder Agreement or otherwise, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional Pari Passu Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Passu Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

Section 1.03     Impairments. It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations), (y) any of the Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (ii)  the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) and (ii) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real estate asset subject to a mortgage that applies to all Pari Passu Obligations shall not be deemed to be an Impairment of any Series of Pari Passu Obligations. In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Obligations subject to such Impairment. Additionally, in the event the Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provisions of any other Bankruptcy Law), any reference to such Pari Passu Obligations or the Secured Credit Documents governing such Pari Passu Obligations shall refer to such obligations or such documents as so modified.

Article II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01     Priority of Claims.

(a)               Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any Pari Passu Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Issuer or any other Grantor (including any adequate protection payments) or any Pari Passu Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) and/or any Pari Passu Security Document with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any Pari Passu Secured Party and proceeds of any such distribution or payments (all such payments, distributions, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such payment or distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document (including to U.S. Bank Trust Company, National Association in its capacity as Trustee and Collateral Agent under the Notes), (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Passu Obligations of each Series secured by a valid and perfected security interest in such Shared Collateral on a ratable basis, with such Proceeds to be applied to the Pari Passu Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely as among the holders of Pari Passu Obligations and solely for purposes of this clause SECOND and not any other documents governing Pari Passu Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the Pari Passu Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of Pari Passu Obligations of each Series of Pari Passu Obligations shall include only the maximum amount of Post-Petition Interest on the Pari Passu Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding and (iii) THIRD, after the discharge of all Pari Passu Obligations, to the Issuer and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any Pari Passu Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Pari Passu Obligations to which it is then entitled in accordance with this Section 2.01(a), such Pari Passu Secured Party shall hold such payment or recovery in trust for the benefit of all Pari Passu Secured Parties for distribution in accordance with this Section 2.01(a).

(b)            It is acknowledged that the Pari Passu Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing under any Secured Credit Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series.

(c)            Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents, the potential second lien ranking of certain Pari Passu Security Documents under applicable law or any defect or deficiencies in the Liens securing the Pari Passu Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Collateral Agent, for itself and on behalf of each applicable Pari Passu Secured Party hereby agrees that (i) the Liens securing each Series of Pari Passu Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Pari Passu Secured Parties as provided herein.

Section 2.02     Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)            Promptly following a responsible officer of a Collateral Agent under a Secured Credit Document having actual knowledge that an Event of Default under such Secured Credit Document has occurred, the Collateral Agent under such Secured Credit Document shall deliver written notice of the occurrence of such Event of Default to the Applicable Collateral Agent. If the Applicable Collateral Agent at any time receives written notice that any Event of Default has occurred entitling any Collateral Agent to foreclose upon, collect or otherwise enforce its Liens under its Pari Passu Security Documents, the Applicable Collateral Agent will promptly deliver written notice thereof to each other Collateral Agent. Thereafter, (A) if the Notes Collateral Agent is the Applicable Collateral Agent, it may await written direction by an Act of Required Pari Passu Secured Parties and, subject to its receipt of indemnity or security satisfactory to it, will act, or decline to act, as directed by an Act of Required Pari Passu Secured Parties, in the exercise and enforcement of such Collateral Agent’s interests, rights, powers and remedies in respect of the Shared Collateral or under the Pari Passu Security Documents or applicable law and, following the initiation of such exercise of remedies, the Applicable Collateral Agent, subject to its receipt of indemnity or security satisfactory to it, will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Pari Passu Secured Parties and (B) if the Notes Collateral Agent is not the Applicable Collateral Agent, the Applicable Collateral Agent of any Series of Pari Passu Obligations shall be entitled (but not obligated) to act, or decline to act in accordance with the applicable Secured Credit Documents for such Series in the exercise and enforcement of such Collateral Agent’s interests, rights, powers and remedies in respect of the Shared Collateral or under the Pari Passu Security Documents or applicable law. Each of the Pari Passu Secured Parties hereby authorizes (with no obligation to do so) the Applicable Collateral Agent to take action pursuant to Section 2.02(b) as directed by an Act of Required Pari Passu Secured Parties. As to any matter not expressly provided for by this Agreement, the Applicable Collateral Agent may (with no obligation to do so) act or refrain from acting as directed by an Act of Required Pari Passu Secured Parties and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on all holders of Pari Passu Obligations.

(b)            With respect to any Shared Collateral, (i) only the Applicable Collateral Agent may (subject to Section 2.02(a)) act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no other Pari Passu Secured Party shall or shall instruct the Applicable Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other Pari Passu Secured Party may (but shall not be obligated to) file a proof of claim or statement of interest with respect to the Pari Passu Obligations owed to such Pari Passu Secured Parties; (ii) any Collateral Agent or any other Pari Passu Secured Party may (but shall not be obligated to) take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Pari Passu Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other Pari Passu Secured Party may (but shall not be obligated to) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such Pari Passu Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. No other Collateral Agent or Non-Controlling Secured Party will contest, protest or object or support any other Person in contesting, protesting or objecting to any foreclosure proceeding or action brought by the Applicable Collateral Agent or Controlling Secured Party or any other exercise by the Applicable Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(c)            Each Collateral Agent agrees, for itself and on behalf of such applicable Pari Passu Secured Party, to be bound by the provisions of this Agreement. Each Collateral Agent for itself and on behalf of such applicable Pari Passu Secured Parties agrees that it will not (and hereby waives any right to) question, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Pari Passu Secured Party to enforce this Agreement.

Section 2.03     No Interference; Payment Over.

(a)            Each Collateral Agent agrees, for itself and on behalf of each applicable Pari Passu Secured Party, that (i) it will not challenge, or support any other Person in challenging, in any proceeding the validity or enforceability of any Pari Passu Obligations of any Series or any Pari Passu Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Passu Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent or other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Pari Passu Secured Party to enforce this Agreement.

(b)            Each Collateral Agent agrees, for itself and on behalf of each applicable Pari Passu Secured Party, that, other than pursuant to the terms of this Agreement, if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Pari Passu Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other Pari Passu Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

Section 2.04     Automatic Release of Liens; Amendments to Pari Passu Security Documents.

(a)            If, at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral in accordance with Section 2.02(a) resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens in favor of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that (i) the Liens in favor of each Collateral Agent for the benefit of each related Series of Pari Passu Secured Parties secured by such Shared Collateral attach to any proceeds of such sale or disposition with the same priority vis-à-vis all the other Pari Passu Secured Parties as existed prior to the commencement of such sale or other disposition, and any such Liens shall remain subject to the terms of this Agreement until application thereof pursuant to the terms hereof and (ii) any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof. If in connection with any such foreclosure or other exercise of remedies the Applicable Collateral Agent releases any guarantor from its obligations under a guarantee of Pari Passu Obligations for which it serves as agent, then such guarantor will also be released from its guarantee of all other Pari Passu Obligations as and when, but only to the extent, the Applicable Collateral Agent releases such guarantor from such Pari Passu Obligations for which it serves as agent. Each Collateral Agent will, subject to the terms of the Secured Credit Documents to which it is a party (and, in the case of the Notes Collateral Agent, receipt of an Officer’s Certificate and Opinion of Counsel to its satisfaction), execute and deliver such documents as the Applicable Collateral Agent may reasonably request (with there being no obligation of the Applicable Collateral Agent to make any such request) in connection with the foregoing.

(b)            Each Collateral Agent agrees, for itself and on behalf of each applicable Pari Passu Secured Party, that each Collateral Agent may (but shall not be obligated to) enter into any amendment to any Pari Passu Security Document that does not violate this Agreement.

(c)            Each Collateral Agent agrees, subject to the terms of the Secured Credit Documents to which it is a party (and, in the case of the Notes Collateral Agent, receipt of an Officer’s Certificate and Opinion of Counsel to its satisfaction), to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments, if any, as may reasonably be requested (with there being no obligation of the Applicable Collateral Agent to make any such request) by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

Section 2.05     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)            The parties acknowledge that this Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law by or against Issuer or any of its Subsidiaries.

(b)            If the Issuer and/or any other Grantor shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders or investors (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any other Bankruptcy Law or any equivalent provision of any other Bankruptcy Law, each Collateral Agent agrees (other than any Controlling Secured Party or the Applicable Collateral Agent of any Controlling Secured Party), for itself and on behalf of each applicable Pari Passu Secured Party, that it will not raise, join or support any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Applicable Collateral Agent (in the event of the Notes Collateral Agent acting at the direction of the Required Pari Passu Secured Parties), shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the Pari Passu Secured Parties as set forth in this Agreement (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, (D) if any Pari Passu Secured Parties are granted adequate protection with respect to Pari Passu Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement, and (E) no such DIP Financing shall provide for any “roll up” of any Series of Pari Passu Notes Obligations therein unless an equal proportion of all other then outstanding Series of Pari Passu Notes Obligations are also included in such “roll up”; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.

Section 2.06      Reinstatement. In the event that any of the Pari Passu Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code or other applicable Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Passu Obligations shall again have been paid in full in cash.

Section 2.07      Insurance. As between the Pari Passu Secured Parties, the Applicable Collateral Agent (in the case of the Notes Collateral Agent acting at the direction of the Required Pari Passu Secured Parties) shall have the right (but not the obligation) to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.08      Refinancings. The Pari Passu Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09     Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)            The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the Pari Passu Obligations of the Series for which the Applicable Collateral Agent is acting, the Applicable Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the new Applicable Collateral Agent (after giving effect to the Discharge of such Pari Passu Obligations) together with any necessary endorsements reasonably requested by the new Applicable Collateral Agent (or make such other arrangements as shall be reasonably requested by the new Applicable Collateral Agent to allow the new Applicable Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the new Applicable Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)            The duties or responsibilities of the Applicable Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

Article III

Existence and Amounts of Liens and Obligations

Section 3.01      Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Issuer. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other Person as a result of such determination.

Article IV

The Applicable Collateral Agent

Section 4.01     Appointment and Authority.

(a)             Each of the Pari Passu Secured Parties hereby irrevocably appoints and authorizes the Applicable Collateral Agent to (subject to Section 2.02(a)) take such actions on its behalf and to exercise such powers as are delegated to the Applicable Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Applicable Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Pari Passu Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Collateral Agent, shall be entitled to the benefits of (i) all provisions of this Article IV and Section 13.04 and 13.05 of the Indenture, and the equivalent provision of any Additional Pari Passu Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) and (ii) Section 7.11 of the Indenture (solely with respect to the Notes Collateral Agent), and the equivalent provision of any Additional Pari Passu Document (solely with respect to the Collateral Agent named therein), in each case as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Pari Passu Secured Parties, and each Collateral Agent, subject to the terms of the Secured Credit Documents to which it is a party (and, in the case of the Notes Collateral Agent, receipt of an Officer’s Certificate and Opinion of Counsel to its satisfaction), hereby agrees to provide such cooperation and assistance as may be reasonably requested in writing by the Applicable Collateral Agent to facilitate and effect actions taken or intended to be taken by the Applicable Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Applicable Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Collateral Agent for such purposes.

(b)            Subject to Section 2.02(a), each Pari Passu Secured Party acknowledges and agrees that the Applicable Collateral Agent (in the case of the Notes Collateral Agent, acting pursuant to the Act of Required Pari Passu Secured Parties) shall be entitled, for the benefit of the Pari Passu Secured Parties, to sell, transfer or otherwise dispose of or deal (including as if such Applicable Collateral Agent had a senior Lien on such Shared Collateral) with any Shared Collateral as provided herein, without regard to any rights to which the holders of such Pari Passu Obligations would otherwise be entitled as a result of such Pari Passu Obligations. Without limiting the foregoing, each Pari Passu Secured Party agrees that none of the Applicable Collateral Agent or any other Controlling Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Pari Passu Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against the Applicable Collateral Agent or the Collateral Agent for any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Collateral Agent or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provisions of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

Section 4.02     Rights as a Pari Passu Secured Party. The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Notes Secured Party”, “Notes Secured Parties,” “Additional Pari Passu Secured Party” or “Additional Pari Passu Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party.

Section 4.03     Exculpatory Provisions. The Applicable Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Collateral Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers; provided that the Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii)            shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent or any of its Affiliates in any capacity;

(iv)            shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of applicable jurisdiction or (2) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of this Agreement. The Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until written notice describing such Event of Default and referencing applicable agreement is given to the Applicable Collateral Agent;

(v)            shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Pari Passu Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Pari Passu Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Passu Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Pari Passu Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Collateral Agent; and

(vi)            need not segregate money held hereunder from other funds except to the extent required by law. The Applicable Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

Section 4.04     Collateral and Guaranty Matters. Each of the Pari Passu Secured Parties irrevocably authorizes the Applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by such Collateral Agent under any Pari Passu Security Document in accordance with Section 2.04 or upon the receipt of a written request from the Issuer stating that the release of such Liens is permitted by the terms of each then existing Secured Credit Document; provided that the Applicable Collateral Agent shall be entitled to legal opinions and certificates to its satisfaction.

Article V

Miscellaneous

Section 5.01     Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Collateral Agent herein by the Pari Passu Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)            if to the Issuer or any Grantor, to the Issuer, at their address as set forth in Section 12.02 of the Indenture;

(b)            if to the Notes Collateral Agent, to it at its address as set forth in Section 12.02 of the Indenture; and

(c)            if to any other Collateral Agent, to it at the address set forth on the signature pages hereto or as set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Applicable Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Notes Collateral Agent hereby agrees that it shall endeavor, within five Business Days of the receipt by it of any Act of Required Pari Passu Secured Parties, to (where applicable) deliver a copy of such Act of Required Pari Passu Secured Parties to each other Collateral Agent.

Section 5.02     Waivers; Amendment; Joinder Agreements.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent and the Issuer.

(c)            Notwithstanding the foregoing, without the consent of any Pari Passu Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional Pari Passu Secured Parties and Additional Pari Passu Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d)            Notwithstanding the foregoing, without the consent of any other Collateral Agent or Pari Passu Secured Party, the Applicable Collateral Agent may (but shall not be obligated to) effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Pari Passu Obligations in compliance with the Indenture and any Additional Pari Passu Documents; provided that the Applicable Collateral Agent shall be entitled to legal opinions and certificates to its satisfaction.

Section 5.03     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 5.04     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 5.06     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.07     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Notes Collateral Agent represents and warrants that this Agreement is binding upon the Notes Secured Parties. Each Additional Agent represents and warrants that this Agreement is binding upon the applicable Additional Pari Passu Secured Parties.

Section 5.08     Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in 5.01;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Passu Secured Party) to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

Section 5.09     GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 5.10     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Pari Passu Security Documents or Additional Pari Passu Documents, the provisions of this Agreement shall control.

Section 5.12     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. Neither the Issuer, nor any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Indenture or any Additional Pari Passu Documents), and neither the Issuer nor any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.13     Additional Pari Passu Obligations. To the extent, but only to the extent permitted by the provisions of the then extant Indenture and the Additional Pari Passu Documents, the Issuer may incur Additional Pari Passu Obligations. Any such additional class or series of Additional Pari Passu Obligations (the “Additional Pari Passu Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the Additional Pari Passu Documents, if and subject to the condition that the Collateral Agent of any such Additional Pari Passu Debt (each, an “Additional Pari Passu Debt Representative”), acting on behalf of the holders of such Additional Pari Passu Debt (such Collateral Agent and holders in respect of any Additional Pari Passu Debt being referred to as the “Additional Pari Passu Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Pari Passu Debt Representative to become a party to this Agreement,

(i)            such Additional Pari Passu Debt Representative, the Applicable Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be approved (but with no obligation to so approve) by the Issuer ) pursuant to which such Additional Pari Passu Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Additional Pari Passu Debt in respect of which such Additional Pari Passu Debt Representative is the Collateral Agent and the related Additional Pari Passu Debt Parties become subject hereto and bound hereby;

(ii)            the Issuer shall have delivered to the Applicable Collateral Agent true and complete copies of each of the Additional Pari Passu Documents relating to such Additional Pari Passu Debt, certified as being true and correct by an Officer of the Issuer; and

(iii)            the Issuer shall have delivered to the Applicable Collateral Agent an Officer’s Certificate stating that:

(A)            such Additional Pari Passu Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Pari Passu Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and

(B)            the Additional Pari Passu Documents, as applicable, relating to such Additional Pari Passu Debt provides i that each Additional Pari Passu Secured Party with respect to such Additional Pari Passu Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Pari Passu Debt.

Section 5.14     Integration. This Agreement together with the other Secured Credit Documents and the Pari Passu Security Documents represents the entire agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Pari Passu Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Pari Passu Security Documents.

Section 5.15     Information Concerning Financial Condition of the Issuer and the other Grantors. The Pari Passu Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuer and the other Grantors and all endorsers or guarantors of the Pari Passu Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Pari Passu Obligations. The Applicable Collateral Agent, the other Collateral Agents and the Pari Passu Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Applicable Collateral Agent, any other Collateral Agent or any Pari Passu Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Applicable Collateral Agent, the other Collateral Agents and the Pari Passu Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 5.16     Additional Grantors. The Issuer agrees that if any of its Subsidiaries shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will, upon receipt of an Officer’s Certificate and Opinion of Counsel to its satisfaction, be acknowledged by the Applicable Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 5.17     Further Assurances. Each Collateral Agent, on behalf of itself and each Pari Passu Secured Party under the applicable Secured Credit Documents, agrees that, subject to the terms of the Secured Credit Documents to which it is a party (and, in the case of the Notes Collateral Agent, receipt of an Officer’s Certificate and Opinion of Counsel to its satisfaction), it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request in writing to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 5.18     Notes Collateral Agent. It is understood and agreed that the Notes Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Indenture and the provisions of Article 7 and Section 13.04 and 13.05 of the Indenture applicable to it as trustee and collateral agent thereunder shall also apply to it as Applicable Collateral Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Notes Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 5.19     Solicitation of Instructions. The Notes Collateral Agent acting as the Applicable Collateral Agent may at any time solicit written confirmatory instructions, in the form of an Act of Required Pari Passu Secured Parties as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the Pari Passu Security Documents, and the Notes Collateral Agent acting as the Applicable Collateral Agent may await receipt of the respective confirmatory instructions before taking the respective such action and shall incur no liability for any inaction while awaiting receipt of such confirmatory instructions. It is expressly understood and acknowledged that the Notes Collateral Agent acting as the Applicable Collateral Agent shall have no duty to act, consent to or request any action of any Grantor or any other Person in connection with this Agreement unless Notes Collateral Agent acting as the Applicable Collateral Agent shall have received written direction from an Act of Required Pari Passu Secured Parties. No written direction given to the Notes Collateral Agent acting as the Applicable Collateral Agent by an Act of Required Pari Passu Secured Parties that in the sole judgment of the Applicable Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Applicable Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the applicable Pari Passu Security Documents shall be binding upon the Applicable Collateral Agent unless the Applicable Collateral Agent elects, at its sole option, to accept such direction.

Section 5.20     Voting. In connection with any matter under this Agreement requiring a vote of holders of Pari Passu Notes Obligations, all Pari Passu Notes Obligations entitled to vote pursuant to the applicable Secured Credit Documents shall vote as a single class and each Series of Pari Passu Notes Obligations will count its votes in accordance with the Secured Credit Documents governing such Series of Pari Passu Notes Obligations. In making all determinations of votes hereunder, the Applicable Collateral Agent shall be entitled to rely upon the votes, and relative outstanding amounts, as determined and reported to it by the applicable Collateral Agents, and shall have no duty to independently ascertain such votes or amounts.

Section 5.21     Effectiveness. This Agreement shall become effective on the date hereof without any action by any party hereto.

Section 5.22     Other Rights, Protections, Indemnifications, and Immunities The Applicable Collateral Agent shall be entitled to all the rights, protections, indemnifications, and immunities granted to it under the terms of the Secured Credit Documents to which it is a party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Notes Collateral Agent [and Applicable Collateral Agent]

By:
Name:
Title:

PARI PASSU INTERCREDITOR AGREEMENT

Signature Page

TERRA PROPERTY TRUST, INC.

By:
Name:
Title:

PARI PASSU INTERCREDITOR AGREEMENT

Signature Page

ANNEX I

Grantors

Terra Property Trust , Inc.

ANNEX II

[FORM OF] JOINDER NO. [__] dated as of [______] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [__], 2025 (the “Pari Passu Intercreditor Agreement”), among TERRA PROPERTY TRUST, INC., a Delaware corporation (the “Issuer”), the other Grantors (as defined below) party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and each Additional Agent from time to time party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.            As a condition to the ability of the Issuer or its Subsidiaries to incur Additional Pari Passu Obligations and to secure such Additional Pari Passu Debt and to have such Additional Pari Passu Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional Pari Passu Documents, the Additional Pari Passu Debt Representative in respect of such Additional Pari Passu Debt is required to become a Collateral Agent under, and such Additional Pari Passu Debt and the Additional Pari Passu Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.13 of the Pari Passu Intercreditor Agreement provides that such Additional Pari Passu Debt Representative may become a Collateral Agent under, and such Additional Pari Passu Debt and such Additional Pari Passu Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, upon the execution and delivery by the Additional Pari Passu Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Intercreditor Agreement. The undersigned Additional Pari Passu Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the Pari Passu Intercreditor Agreement.

Accordingly, the Applicable Collateral Agent and the New Collateral Agent agree as follows:

SECTION 1.     In accordance with Section 5.13 of the Pari Passu Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Additional Pari Passu Debt and Additional Pari Passu Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Additional Pari Passu Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Collateral Agent and to the Additional Pari Passu Debt Parties that it represents as Additional Pari Passu Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Collateral Agent represents and warrants to the Applicable Collateral Agent and the other Pari Passu Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Pari Passu Documents relating to such Additional Pari Passu Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Additional Pari Passu Debt Parties in respect of such Additional Pari Passu Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional Pari Passu Secured Parties.

SECTION 3.     This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.     Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.     THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.     In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8.     The Issuer agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Applicable Collateral Agent. The Applicable Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Joinder or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto. The Applicable Collateral Agent shall be entitled to all the rights, protections, indemnifications, and immunities granted to it under the terms of the Secured Credit Documents to which it is a party.

IN WITNESS WHEREOF, the New Collateral Agent and the Applicable Collateral Agent have duly executed this Joinder to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:
[___________________],
as Applicable Collateral Agent

By:
Name:
Title:

[________]

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Acknowledged by:

TERRA PROPERTY TRUST,INC.

By:
Name:
Title:

Schedule I to the

Joinder to the

Pari Passu Intercreditor Agreement

Grantors

[            ]

ANNEX III

SUPPLEMENT NO.[__] dated as of [______] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [___], 2025 (the “Pari Passu Intercreditor Agreement”), among TERRA PROPERTY TRUST, INC., a Delaware corporation (the “Issuer”), the other Grantors (as defined below) party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, NATIONAL ASSOCIATION, as collateral agent for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and each Additional Agent from time to time party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.            The Grantors have entered into the Pari Passu Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Issuer are required to enter into the Pari Passu Intercreditor Agreement. Section 5.16 of the Pari Passu Intercreditor Agreement provides that such Subsidiaries may become party to the Pari Passu Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture and Additional Pari Passu Documents.

Accordingly, the Applicable Collateral Agent and the New Grantor agree as follows:

SECTION 1.     In accordance with Section 5.16 of the Pari Passu Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Pari Passu Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Grantor. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Grantor represents and warrants to the Applicable Collateral Agent and the other Pari Passu Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.     This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.     Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.     THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.     In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Issuer as specified in the Pari Passu Intercreditor Agreement.

SECTION 8.     The Issuer agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Applicable Collateral Agent. The Applicable Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Grantor. The Applicable Collateral Agent shall be entitled to all the rights, protections, indemnifications, and immunities granted to it under the terms of the Secured Credit Documents to which it is a party.

IN WITNESS WHEREOF, the New Grantor, and the Applicable Collateral Agent have duly executed this Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

Acknowledged by:

[_________________], as Applicable Collateral Agent,

By:
Name:
Title:

Acknowledged by:

TERRA PROPERTY TRUST, INC.

By:
Name:
Title: